Exhibit 99.1
CONTACT:
PetSmart Investor Relations
(623) 587-2025
PetSmart Reports Results for the Third Quarter 2010
Q3 Earnings up 23% to $0.38 per Share; Comp Sales of 5.6%; Total Sales of 7.2%; Comp Transactions of 3.6%; Raising
2010 Annual EPS Guidance
PHOENIX, AZ—(November 17, 2010) — PetSmart, Inc. (NASDAQ: PETM) today reported earnings of $0.38 per share, up 23% compared to $0.31 per share in the third quarter of 2009. Net income totaled $45.6 million in the third quarter of 2010, compared to $38.1 million in the third quarter of 2009.
Total sales for the third quarter of 2010 increased 7.2% to $1.4 billion. The increase in net sales was partially impacted by $3.1 million in favorable foreign currency fluctuations. Comparable store sales, or sales in stores open at least a year, grew 5.6% in the third quarter, benefiting from comparable transactions growth of 3.6%. Services sales, which are included in total sales, grew 8.5% to $148 million.
“We are pleased to report another quarter of solid earnings growth,” said Bob Moran, Chief Executive Officer and President. “During the quarter, our performance remained strong as we continued to execute on our strategic priorities by providing innovative and differentiated products, services and solutions for our pet parents.”
“For the full year, we are raising our comparable store sales expectations to mid-single digits, and we are raising our earnings per share guidance from a previous range of $1.91 to $1.99 to our current expectations of $1.96 to $2.00,” said Chip Molloy, Senior Vice President and Chief Financial Officer. “For the fourth quarter, we expect comparable store sales of mid-single digits, and earnings per share of $0.71 to $0.75.”
During the third quarter, the company purchased $56 million of PetSmart stock and distributed $15 million in dividend payments.
Conference call information
PetSmart management has scheduled a teleconference for 4:30 p.m. EST today to discuss results for the third quarter 2010. This teleconference will be webcast live for all investors at www.petm.com or www.streetevents.com. The webcast will be available until the company announces results for the fourth quarter of 2010. In addition, you can listen to the call live by dialing (866) 793-1342 (within the United States and Canada) or (703) 639-1313 (for international callers), code 1493622.
A phone replay will be available through December 17, 2010, 11:59 p.m. EST, at (888) 266-2081 in the United States and Canada, or at (703) 925-2533 for international callers, code 1493622.
About PetSmart
PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company employs approximately 47,000 associates and operates more than 1,172 pet stores in the United States and Canada, 172 in-store PetSmart PetsHotel® cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (http://www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers complete pet training, pet grooming, pet boarding, PetSmart® Doggie Day CampSM pet day care services and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization and the largest funder of animal welfare efforts in North America, has provided more than $110 million in grants and programs benefiting animal welfare organizations. Through its in-store pet adoption partnership with PetSmart Charities®, PetSmart has helped save the lives of more than 4 million pets.
Forward-looking statements
This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2010 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.
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PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	October 31,	January 31,	November 1,
	2010	2010	2009

Assets
Cash and cash equivalents	$235,407	$308,360	$185,215
Restricted cash	46,515	48,172	55,250
Receivables, net	43,108	52,232	52,144
Merchandise inventories	687,825	563,389	608,274
Deferred income taxes	36,805	36,805	29,333
Prepaid expenses and other current assets	91,822	57,652	88,126

Total current assets	1,141,482	1,066,610	1,018,342

Property and equipment, net	1,150,286	1,201,857	1,225,116
Equity investment in investee	38,691	32,486	30,865
Deferred income taxes	86,199	94,901	83,631
Goodwill	43,555	42,200	41,882
Other noncurrent assets	29,140	23,932	24,192

Total assets	$2,489,353	$2,461,986	$2,424,028

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$201,564	$212,121	$179,709
Accrued payroll, bonus and employee benefits	125,563	105,162	103,526
Accrued occupancy expenses and deferred rents	67,606	63,142	65,495
Current maturities of capital lease obligations	43,503	37,839	36,151
Other current liabilities	155,655	146,965	126,745

Total current liabilities	593,891	565,229	511,626

Capital lease obligations	528,270	533,635	545,226
Deferred rents	87,479	91,030	91,695
Other noncurrent liabilities	107,078	99,377	97,225

Total liabilities	1,316,718	1,289,271	1,245,772

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—	—
Common stock; $.0001 par value	16	16	16
Additional paid-in capital	1,201,158	1,148,228	1,137,132
Retained earnings	1,201,957	1,093,708	1,030,753
Accumulated other comprehensive income	4,478	2,369	2,053
Less: Treasury stock	(1,234,974)	(1,071,606)	(991,698)

Total stockholders’ equity	1,172,635	1,172,715	1,178,256

Total liabilities and stockholders’ equity	$2,489,353	$2,461,986	$2,424,028

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	October 31, 2010	% of Sales	November 1, 2009	% of Sales	October 31, 2010	% of Sales	November 1, 2009	% of Sales

Merchandise sales	$1,230,911	88.7%	$1,157,647	89.4%	$3,681,188	88.2%	$3,496,995	89.0%
Services sales	148,282	10.7%	136,703	10.6%	466,874	11.2%	433,714	11.0%
Other revenue	8,877	0.6%	—	0.0%	25,701	0.6%	—	0.0%

Net sales	1,388,070	100.0%	1,294,350	100.0%	4,173,763	100.0%	3,930,709	100.0%

Cost of merchandise sales	880,556	63.4%	837,875	64.7%	2,619,624	62.8%	2,516,378	64.0%
Cost of services sales	109,652	7.9%	100,299	7.7%	338,866	8.1%	311,491	7.9%
Cost of other revenue	8,877	0.6%	—	0.0%	25,701	0.6%	—	0.0%

Total cost of sales	999,085	72.0%	938,174	72.5%	2,984,191	71.5%	2,827,869	71.9%

Gross profit	388,985	28.0%	356,176	27.5%	1,189,572	28.5%	1,102,840	28.1%

Operating, general and administrative expenses	305,345	22.0%	284,896	22.0%	910,664	21.8%	867,902	22.1%

Operating income	83,640	6.0%	71,280	5.5%	278,908	6.7%	234,938	6.0%

Interest expense, net	(14,289)	-1.0%	(15,031)	-1.2%	(44,222)	-1.1%	(44,975)	-1.1%

Income before income tax expense and equity in income from investee	69,351	5.0%	56,249	4.3%	234,686	5.6%	189,963	4.8%

Income tax expense	(26,386)	-1.9%	(20,453)	-1.6%	(91,300)	-2.2%	(71,594)	-1.8%
Equity in income from investee	2,648	0.2%	2,274	0.2%	6,205	0.1%	4,927	0.1%

Net income	$45,613	3.3%	$38,070	2.9%	$149,591	3.6%	$123,296	3.1%

Earnings per common share:
Basic	$0.39		$0.31		$1.27		$1.00

Diluted	$0.38		$0.31		$1.25		$0.98

Weighted average shares outstanding:
Basic	116,943		121,661		117,333		123,163
Diluted	119,360		123,781		119,771		125,396

Stores open at beginning of each period	1,164		1,145		1,149		1,112
Stores opened during each period	10		7		29		43
Stores closed during each period	(2)		(3)		(6)		(6)
Stores open at end of each period	1,172		1,149		1,172		1,149